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                       AMENDED AND RESTATED
                    COMMERCE BANCSHARES, INC.
                   INCENTIVE STOCK OPTION PLAN


     This Incentive Stock Option Plan (hereinafter the "Plan") originally adopted by Commerce Bancshares, Inc. (hereinafter the "Company") on the 7th day of February, 1986 is restated with all amendments as of October 4, 1996.

                            SECTION I
                           DEFINITIONS

     As used herein, the following definitions shall apply:

     1.1 "Board" shall mean the Board of Directors of the Company.

     1.2 "Carryover Amount" shall mean one-half (1/2) of the amount by which $100,000 exceeds the fair market value
(determined as of the date the Option is granted) of shares for which an Employee was granted Options under the Plan in any calendar year.

     1.3  "Common Stock" shall mean the Common Stock, $5 Par
Value per share of the Company.

     1.4 "Committee" shall mean the committee appointed by the Board in accordance with Section IV of the Plan.

     1.5 "Employee" shall mean officers and other key employees employed by the Company, or any subsidiary of the Company which now exists, is hereafter organized, or is acquired by the Company.

     1.6 "Option" shall mean a stock option granted pursuant to the Plan.

     1.7 "Optionee" shall mean any employee who is granted an option under the Plan.

     1.8 "Share" shall mean the common stock of the Company as adjusted in accordance with Section VII of the Plan.

                            SECTION II
                            ELIGIBILITY

     2.1  Options may be granted only to Employees.

     2.2 No director while a member of the Committee shall be eligible to receive an Option under the Plan.

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                            SECTION III
                   LIMITS ON OPTIONS AND SHARES

     3.1 The total number of Shares for which Options may be granted under this Plan shall not exceed 250,000 Shares, subject to the provisions of Section VII. Such Shares may be authorized but unissued or may be Treasury Shares.

     3.2 If an Option should expire or terminate without having been exercised in full, the Shares allocable to the unexercised portion of such Option shall become available for other Options under the Plan unless the Plan shall have been terminated.

     3.3 The aggregate fair market value (determined as of the date the Option is granted) of the Shares as to which an Employee may be granted one (1) or more Options in any calendar year shall not exceed $100,000 plus any unused Carryover Amount. Any unused Carryover Amount may be carried forward for three (3) successive years, but only to the extent the same has not been used in any earlier calendar year. Options granted to an Employee in any year shall be applied first to the $100,000 limitation and then to Carryover Amounts applied in the order of the calendar years in which they arose.

     3.4 No Option shall be granted under the Plan to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                            SECTION IV
          ADMINISTRATION OF PLAN AND GRANTING OF OPTIONS

     4.1 The Compensation Committee of the Board, which consists of three (3) members of the Board, shall administer the Plan.
The
Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     4.2 The Committee shall hold meetings at such times and places as it may determine and a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     4.3 Subject to the provisions of the Plan, the Committee shall have authority:

     (a) To determine the Employees to whom and the time or times at which Options shall be granted and the number of Shares to be represented by each Option;

     (b)  To interpret the Plan;

     (c) To prescribe, amend, and rescind rules and regulations relating to the Plan;


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     (d)  To authorize any person to execute on behalf of the
          Company any instrument required to effectuate the grant of an Option granted by the Committee; and

     (e) To make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.4 The decisions, determinations, and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Option granted under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                             SECTION V
                      TERMS OF STOCK OPTIONS

     5.1 The Option price for Shares to be issued pursuant to any
Option granted under the Plan shall be last sale price as reported by the Automated Quotation System of the National Association of Securities Dealers on the date of the grant. In the event a sale shall not have been effected on the date of the grant, the last sale price first reported prior to the date of grant shall be used.

     5.2 The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes a determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     5.3 The Committee shall fix the term or duration of all Options under this Plan provided that no term shall exceed five
(5) years after the date on which the Option was granted. Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

     5.4 In the event that an Optionee should cease to be employed by the Company for any reason other than death or permanent disability, the Optionee shall have the right to exercise the Option to the extent the Option was then exercisable at any time within three (3) months after termination of employment; provided, however, if an Optionee's employment is terminated voluntarily by the Optionee or is terminated because of the Optionee's dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, then any Option or unexercised portion thereof granted to said Optionee shall expire upon termination of employment.

     5.5 If an Optionee shall die while an Employee and shall not have fully exercised the Option, an Option may be exercised to the extent that the Optionee's right to exercise such Option had accrued at the time of his death and had not previously been exercised, at any time within one (1) year after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

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     5.6  If an Optionee shall cease to be an Employee by reason of a permanent disability (as determined by the Optionee officially establishing his eligibility to receive Social Security disability benefits), an Option may be exercised to the extent that the Optionee's right to exercise such Option had accrued immediately prior to said disability, and had not previously been exercised, at any time within one (1) year from the date such Optionee ceased being an Employee.

     5.7 No Option granted under the Plan shall be exercisable while there is outstanding any other Option granted to the Optionee at an earlier date. For this purpose, an Option which has not been exercised in full is outstanding until the expiration of the period which under its initial terms could have been exercised. The cancellation of an earlier Option will not enable a subsequent Option to be exercised any sooner.

                            SECTION VI
                        EXERCISE OF OPTION

     6.1 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment of the shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares with respect to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the stock certificates are issued, except as provided in
Section VII of the Plan.

                            SECTION VII
                   REORGANIZATION OF THE COMPANY

     7.1 In the event of any stock dividend, stock split, combination of shares, or other change in the capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then outstanding and unexercised shall be exercisable and in the Option price thereof.

     7.2 Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, Options outstanding as of the date of such Change in Control and not then exercisable and vested shall become fully exercisable and vested.

     For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (a) any Person is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20%


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          or more of either the then outstanding shares of common
          stock of the Company or the combined voting power of the
          Company's then outstanding securities; or

     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on August 2, 1996, constitute
          the Board and any new director (other than a director whose initial assumption of office is in connection with
          an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on August 2, 1996 or whose appointment, election or nomination for election was previously so approved; or

     (c) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     For purposes of the above definition of Change in Control, "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of

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the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                           SECTION VIII
                 AMENDMENT AND TERMINATION OF PLAN

     8.1 The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be incentive stock options shall at all times continue to be incentive stock options for purposes of the Internal Revenue Code of 1954, as amended.

     8.2 This Plan shall terminate on February 1, 1996, provided that the Board may in its discretion terminate this Plan at any time prior thereto.

     8.3 Any amendment to or the termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     8.4 This Plan is effective on February 7, 1986, and Options hereunder may be granted at any time subject to the terms of the Plan on and after that date. No Option may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding shares at a meeting of shareholders of the Company held within twelve (12) months following the effective date.

     8.5 This Plan shall be interpreted and construed in accordance with the laws of the State of Missouri.